EXHIBIT 99.2

Unaudited financial statements of Alkame Water, Inc.

for the three months ended March 31, 2013 and period from inception (March 1, 2012) through March 31, 2013

ALKAME WATER INC.

(A Development Stage Company)

Condensed Financial Statements

(Expressed in US dollars)

March 31, 2013

(unaudited)

ALKAME WATER INC.

(A Development Stage Company)

Condensed Balance Sheets

(Expressed in US dollars)

	March 31, 2013 $ (unaudited)	December 31, 2012 $
ASSETS
Cash	1,297	145
Total Assets	1,297	145

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	14,869	10,759
Due to related parties	23,410	17,162
Note payable	70,000	7,000
Total Current Liabilities	108,279	34,921

STOCKHOLDERS’ DEFICIT
Common Stock
Authorized: 100,000 common shares with a par value of $0.01 per share
Issued and outstanding: 100,000 common shares	1,000	1,000
Additional Paid-In Capital	(1,000)	(1,000)
Accumulated Deficit during the development stage	(106,982)	(34,776)
Total Stockholders’ Deficit	(106,982)	(34,776)
Total Liabilities and Stockholders’ Deficit	1,297	145

(The accompanying notes are an integral part of these condensed financial statements)

F-1

ALKAME WATER INC.

(A Development Stage Company)

Condensed Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the three months ended March 31, 2013 $	Period from March 1, 2012 (date of inception) to March 31, 2012 $	Accumulated from March 1, 2012 (date of inception) to March 31, 2013 $
Revenue	—	—	—

Operating expenses
Advertising	22,415	—	27,415
Consulting fees	48,330	—	52,690
General and administrative	1,461	400	26,877
Total operating expenses	72,206	400	106,982

Net loss	(72,206)	(400)	(106,982)

Net loss per share, basic and diluted	(0.72)	(0.00)

Weighted average shares outstanding – basic and diluted	100,000	93,548

(The accompanying notes are an integral part of these condensed financial statements)

F-2

ALKAME WATER INC.

(A Development Stage Company)

Condensed Statement of Cash Flows

(Expressed in US dollars)

(unaudited)

	For the three months ended March 31, 2013 $	Period from March 1, 2012 (date of inception) to March 31, 2012 $	Accumulated from March 1, 2012 (date of inception) to March 31, 2013 $
Operating Activities

Net loss for the period	(72,206)	(400)	(106,982)

Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid on behalf of the Company by a related party	—	400	21,915

Expenses paid on behalf of the Company (third-party)	63,000	—	63,000
Changes in operating assets and liabilities:

Accounts payable	4,110	—	14,869

Net cash used in operating activities	(5,096)	—	(7,198)

Financing Activities

Proceeds from related parties	7,905	—	14,120
Repayments to related parties	(1,657)	—	(5,625)

Net cash provided by financing activities	6,248	—	8,495

Increase in cash	1,152	—	1,297

Cash, beginning of period	145	—	—

Cash, end of period	1,297	—	1,297

Non-cash investing and financing activities:
Issuance of founders’ shares	—	1,000	—

Supplemental Disclosures
Interest paid	—	—	—
Income tax paid	—	—	—

F-3

ALKAME WATER INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(unaudited)

1.	Nature of Operations and Continuance of Business

Alkame Water Inc. (the “Company”) was incorporated in the state of Nevada on March 1, 2012. The Company is a development stage company as defined by FASB guidelines. The Company is in the business of manufacturing bottled/canned alkaline, antioxidant and oxygenated water.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2013, the Company has not recognized any revenue, has a working capital deficit of $106,982 and an accumulated deficit of $106,982. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

These interim condensed consolidated financial statements follow the same significant accounting policies and methods of application as the Company’s annual consolidated financial statements for the year ended December 31, 2012. The results of operations for the interim periods may not be indicative of results to be expected for the full fiscal year. It is suggested that these condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2012.

d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at March 31, 2013, the Company had no cash equivalents.

F-4

ALKAME WATER INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(unaudited)

2.	Summary of Significant Accounting Policies (continued)

e)	Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at March 31, 2013, the Company had no potentially dilutive shares.

f)	Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

F-5

ALKAME WATER INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(unaudited)

2.	Summary of Significant Accounting Policies (continued)

h)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2013, the Company has no items representing comprehensive income or loss.

i)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Related Party Transactions

During the quarter ended March 31, 2013, the Company received $7,905 in cash loans, and made cash payments on these amounts owing totaling $1,657 during the quarter ended March 31, 2013.

As at March 31, 2013, the Company owes $23,410 to the President of the Company. The amounts owing are unsecured, non-interest bearing and due on demand.

4. Notes Payable

During the quarter ended March 31, 2013, the Company had $63,000 in expenses paid on its behalf by a non-related party of the Company.

As at March 31, 2013, the Company owed $70,000 to a non-related party of the Company for consulting fees and cash advances. The amounts owing are unsecured, non-interest bearing and due on demand.

5. Common Shares

On March 1, 2012, the Company issued 100,000 founders’ share with a fair value of $1,000 to officers and directors of the Company.

6. Subsequent events

We have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events, other than the following:

On April 8, 2013, the Company received $200,000 and on May 1, 2013, the Company received $300,000, pursuant to a promissory note agreement with an unrelated party for $500,000, which is unsecured, bears interest at 10% per annum and is due on March 30, 2015.

F-6